Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

WOR - Q3 2010 Worthington Industries Earnings Conference Call

Event Date/Time: Apr 01, 2010 / 05:30PM GMT

CORPORATE PARTICIPANTS

 Cathy Lyttle
 Worthington Industries - VP Corporate Communications, IR

 John McConnell
 Worthington Industries - Chairman, CEO

 Andy Rose
 Worthington Industries - VP, CFO

 George Stoe
 Worthington Industries - President, COO

CONFERENCE CALL PARTICIPANTS

 Luke Folta
 Longbow Research - Analyst

 Sal Tharani
 Goldman Sachs - Analyst

 Kevin Money
 Cleveland Research - Analyst

 Michelle Applebaum
 SMI - Analyst

 John Tumazos
 John Tumazos Very Independent Research - Analyst

 Mark Parr
 KeyBanc Capital Markets - Analyst

 Tim Hayes
 Davenport & Company - Analyst

 Richard Garchitorena
 Credit Suisse - Analyst

 Chuck Bradford
 Affiliated Research Group - Analyst

 Leo Larkin
 Standard and Poor's - Analyst

 PRESENTATION

 Operator

 Good afternoon and welcome to the Worthington Industries third quarter earnings results conference call. All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I'd like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries - VP Corporate Communications, IR

 Thank you, Diana, and good afternoon everyone and welcome to our quarterly earnings call -- conference call. Before we get started I want to remind you that certain statements made in this conference call are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ from those suggested. Please refer to the news release for more detail on factors that could cause actual results to differ materially. For those of you who are interested in listening to the call again, a replay will be available on our website, worthingtonindustries.com.

On the call today are John McConnell, Chairman and Chief Executive Officer, George Stoe, our President and Chief Operating Officer, Andy Rose, Vice President and Chief Financial Officer, Bob McMaster, Senior Financial Advisor, and Richard Welch, our Controller. John McConnell will start us off. John?

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you, Cathy, and good afternoon and as always thank you for joining us today. We adopted a different approach on how we convey information to you this quarter which Andy will cover here just momentarily. We think the change will add clarity by making the raw data that we review each quarter easier to digest. Let's get started with Andy's review of our financial performance this quarter. Andy?

 Andy Rose - Worthington Industries - VP, CFO

 Thank you, John. Good afternoon. As John mentioned we approached the reporting of our results a bit differently this quarter. Much of the detail that you normally hear on the call was contained in the earnings release. Our experience led us to conclude that it's easier to accurately convey numbers in writing than in a conference call format. By providing the numbers in the press release there's less room for confusion and we can spend more time on the call helping you better understand what impacts our results.

As mentioned in the release, this is traditionally our slowest quarter of the year. Seasonal slowdowns in December, a short shipping month in February, and extreme weather conditions were all factors in the quarter. Despite a few items that I will highlight, we are pleased with the progress the Company is making. There were several unique items in the quarter, all of which negatively affected financial performance, the largest was impairment and restructuring charges of $35.5 million or $0.28 a share. The breakdown of those charges was a $32.7 million impairment of goodwill and intangibles related to Construction Services and $2.8 million of restructuring charges tied to the transformation in Metal Framing.

The goodwill and intangibles were primarily from our acquisition of Sharon Stairs, now Worthington stairs. This business was acquired and managed as part of Construction Services consisting of mid rise construction, military construction and Worthington Stairs. They are reported in the other category in our financial statements. Not surprisingly, all have been severely impacted by the downturn. During the quarter we reorganized and modified the strategy of these businesses and while the financials will continue to be reported in other, two of the three business, mid rise and military, are now integrated as part of the Metal Framing strategy. The change will deliver advantages in our go-to-market strategy and provide cost savings. The final $2.8 million of restructuring charges are from Metal Framing's transformation efforts and decisions related to further rationalizing the operation. At this point Metal Framing is about halfway through the diagnostic phase of its transformation, which we anticipate will conclude near the end of calendar 2010.

The other unusual charge during the quarter was from the BernzOmatic dispute the resulted in a judgement of $13 million. Since we had reserved $9.3 million already based on revenue that we had received, but not recorded in earnings, the charge to earnings during the quarter was $3.7 million. We also recorded an additional $1.2 million in legal fees related to the case. We believe we have strong grounds to appeal.

Overall we feel good about the trajectory of our business. Steel continues to show improved volumes both year-over-year and sequentially. Pressure cylinder volumes in North America were up 31% and profits were up 48% excluding the litigation reserve. Cylinders Europe is still a drag on earnings but is showing early signs of turning around. Our toughest business right now is Metal Framing, but we remain on track to keep that business cash flow positive for the year. WAVE and several of our other JVs are contributing well. EBITDA for the quarter was $29.4 million, and the balance sheet remains strong with net debt of $256 million, and an excess of $300 million of available capital to finance new customers, make acquisitions or fund capital programs. I'll now pass the call over to George Stoe for his comments on operations.

 George Stoe - Worthington Industries - President, COO

 Thank you, Andy. Our third fiscal quarter has been one of significant changes. We have seen a dramatic escalation in steel prices, the mills have brought capacity back online, volumes have improved almost across the board, with the exception of commercial construction, and we added Gibraltar strip asset into our Steel Processing business. The combination of rising raw material costs including iron ore, coking coal and scrap, have led the mills to announce substantial price increases. This, coupled with improved demand, has pushed out lead times and encouraged the mills to bring idle capacity back onstream. During our call last quarter I reported that we saw the mills operating at 60% to 65% of capacity. In reality, the first quarter's operating rates ended at about 70% of capacity. We now see the operating rates for the second calendar quarter to be closer to 80%.

Our integration of the assets acquired from the Gibraltar is going extremely well. We have a transition team in place and all of the former Gibraltar employees have been notified of their employment status. I'm pleased to announce that a number of employees have accepted positions with Worthington and will play key roles in the new combined company. This acquisition was accretive in its first month of our ownership. We have talked at length on previous calls about the ongoing transformation efforts inside our steel business. The clearest indication of the success of these efforts is the profitability we're able to achieve on significantly reduced volumes. Although volumes have not returned to normal levels, we are generating substantial profitability in part because of the operational benefits we are achieving through these transformational efforts. We believe these efforts will be a catalyst for further gains as volumes continue to increase.

The environment for the Metal Framing business has not changed much since our last quarter. Volumes are off dramatically, as inventory of existing office space is abundant in almost every geographical market. The competition for every order is fierce and we do not see that changing much in the short term. We continue with our efforts to size the business appropriately for the current market realities, and to continue our transformation efforts to position the business for recovery as the market ultimately rebounds. We continue to concentrate our efforts on maximizing our higher value added accessory product lines and developing new products that will help to differentiate us in the marketplace. With the challenging conditions in commercial construction, our goal all year was to stay cash flow neutral in this business. With only two months remaining in fiscal 2010, we see our efforts towards right-sizing the business and our transformation process being the impetus for achieving that goal in spite of the very difficult market conditions. This is a real tribute to the effort of the employees of the Metal Framing business who have done all the things necessary to achieve positive EBITDA in a challenging environment.

Our Pressure Cylinders business has done an outstanding job of integrating the two new businesses they added to their portfolio last year. Business conditions here in North America remain strong for most of the cylinders product lines. We are seeing exceptional strength in several of our most important product lines, most notably the 14 and 16-ounce cylinders from our Wisconsin facility, heating tanks from our Jefferson, Ohio operation, non-refillable refrigerant and helium cylinders from our Columbus, Ohio plant and our 20-pound propane cylinders for barbecue grills from our Westerville, Ohio works. Conditions in Europe are not nearly as bright as they are here in North America. Business conditions at our plant in Portugal where we produce nonrefillable refrigerant -- refillable refrigerant and helium cylinders have been better than at our other two facilities at the Czech Republic and Austria. The Czech Republic facility primarily produces pressure vessels that hold compressed air for the braking systems for trucks and trailers. Our facility in Austria is primarily geared towards high pressure cylinders that are used in manufacturing processes. However, we also produce scuba tanks and compressed natural gas cylinders for alternative fuel applications. While both of our facilities in the Czech Republic and Austria have seen less than normal volume levels, we are encouraged that over the past few months we have seen the pace of orders begin to accelerate. Also like to take a moment to mention that our facility in Austria was recently recognized for the second consecutive year on the list of 100 great places to work in Europe, a recognition that is a considerable source of pride for all of our employees.

As many of you know, Worthington has had a very successful history of operating with our partners in joint ventures. This fiscal year has been no exception. Our WAVE JV with Armstrong continues to perform remarkably well. While the revenue is down double digits, their operating income is off only 6% from the previous year. Tribute to their market position, and their continuous efforts towards differentiating themselves through product innovation and creativity. The improvement in the overall automotive industry has also been the catalyst for improved revenues and profitability at both our TWB JV with Thyssen and WSP, our JV with US Steel. We're also very pleased with the progress we're making with our JV in Mexico with Serviacero. We're seeing more and more companies locating to Mexico, and we believe we will continue to see new and exciting opportunities at our three Mexican facilities.

I talked to you in the past about our safety performance and it's something in which we have a tremendous amount of pride. Our efforts towards operating safely are an integral part of our operational culture. Through the first nine months of our fiscal 2010, we have 23 separate facilities that have not had a recordable or lost time incident. That represents 1.4 million man hours worked without an incident of any kind. So far this year, we continue with our uninterrupted string of annual safety performance improvement. We're very proud and appreciative of the efforts of our workforce to operate safely.

We feel much more optimistic about the future business prospects than we did a quarter ago. Our goals are to continue to drive costs out of our operations, size our businesses to match the marketplace, and to pursue growth opportunities that will improve our margins and overall profitability. I'll now turn the call back to John McConnell for his final comments.

 John McConnell - Worthington Industries - Chairman, CEO

 George and Andy, thank you. As you've heard, we feel good about our overall performance for the third quarter. We continue to have excellent momentum in Steel, Cylinders and WAVE. In Steel, our employees remain engaged and enthusiastic as most divisions are getting their second looks from our transformation teams as they cycle back one year following their initial efforts. Most importantly, they are enthusiastic about the results, specifically their ability to produce earnings at what remain historically low volumes. Cylinders has continued with good traction in most product lines in North America and losses generated in Austria are beginning to diminish. WAVE is also performing well and recently began production of its new facility in Pune, India. Metal Framing will continue to focus on, at a minimum, neutralizing the impact of a commercial construction market that continues in decline.

Several additional cost reduction measures were taken in this business during the third quarter, and we continue to look for ways to improve our product offerings, our service levels, as we drive to ensure that we are the low cost producer in this business. Now, March, though not closed, has opened the fourth quarter with improved shipping rates across the board. Though clearly aided by weather related catch ups from the third quarter, we are confident that it also reflects continued incremental improvement in the economy which we believe will continue throughout the quarter. At this point, we're very happy to take any questions you may have.

 QUESTION AND ANSWER

 Operator

 Thank you. We will now begin the question-and-answer session. (Operator Instructions) One moment, please, while we wait for the first question. Luke Folta, Longbow Research. Your line is now open.

 Luke Folta - Longbow Research - Analyst

 Good afternoon. Can you hear me?

 John McConnell - Worthington Industries - Chairman, CEO

 Hello. Yes.

 Luke Folta - Longbow Research - Analyst

 Couple quick questions on your Steel business. First of all, could you remind us what percentage of your shipments at this point are spot versus contract?

 John McConnell - Worthington Industries - Chairman, CEO

 Well, what we refer to as spot business would be a very small percentage of our business. It's an area that we're focused on and when I say that, when we say spot business to us, we're talking about transactional business, phone call comes in and we need to turn an order around in a 24 to 48 hour period. Contract business in general versus ongoing business with customers that don't have a long contract, it's probably some where between 40 and 60 and 50/50. I don't know if somebody has a better feel for that. It's something we don't track that way.

 Luke Folta - Longbow Research - Analyst

 Okay. I guess looking at your results, your realized prices tend to lag by roughly a quarter what you see in a spot market. I was just trying to get a feel for how we could think about the movement in your average realized price over the next couple quarters. To the extent you do have some contracts, is there any collars in those contracts that would limit your ability to realize some of the upside?

 John McConnell - Worthington Industries - Chairman, CEO

 I was just going to say almost all of our contract business, particularly this fiscal year as opposed to some in the past that used to be year-long contracts, locked up on both sides. Most of our contracts now have the ability for price to move in them, usually lagging by a quarter. Maybe most would be exaggerated, a number of those that we have. Usually backward looking and adjustments made on that basis.

 Luke Folta - Longbow Research - Analyst

 There would be generally upside and down side limits to those contracts?

 John McConnell - Worthington Industries - Chairman, CEO

 No.

 Luke Folta - Longbow Research - Analyst

 Okay. So you'll see the full movement in the spot price, it just lags basically?

 John McConnell - Worthington Industries - Chairman, CEO

 Correct.

 Luke Folta - Longbow Research - Analyst

 Okay. And then just secondly, just on WAVE, do you think you could give us a bit more color on what's driving the results there. You said results, excuse me, volumes were down some year over year, but profits were up pretty meaningfully. Could you maybe give us color on what really drove that?

 John McConnell - Worthington Industries - Chairman, CEO

 Very efficient operations over time. They are clearly the low cost producer in that business. A lot of the innovation in products that they deliver to the marketplace, one of their primary advantages is it is an architecturally specified product, but they've done just a great job in continuing to drive their costs down as they deliver products that have some form of innovation that contractors like to work with. George or Andy, do you want to -- have anything to add?

 George Stoe - Worthington Industries - President, COO

 No, I think that's the main point, John. I think the creativity and innovation that they drive in the business allows them to capture share as well as keep their margins at good levels.

 Luke Folta - Longbow Research - Analyst

 Just finally, regarding the backlogs within WAVE, do you think that they've bottomed out or is there some deceleration still in the works? I understand these to be kind of late cycle products within the construction market. Thanks.

  John McConnell - Worthington Industries - Chairman, CEO

 That's true. Our general view of the end market, commercial construction, is that it will continue to decline throughout the calendar year and likely find a bottom the following calendar year in 2011.

 Andy Rose - Worthington Industries - VP, CFO

 One point to note, Luke, with WAVE, is their business over 50% of it is refurbishment as opposed to new construction.

Operator

 Our next question comes from Sal Tharani, Goldman Sachs. Your line is now open.

  Sal Tharani - Goldman Sachs - Analyst

 Good afternoon.

 John McConnell - Worthington Industries - Chairman, CEO

 Hello, Sal.

 Sal Tharani - Goldman Sachs - Analyst

 I don't know if you have already provided in the past, but I may have missed it. Have you given some idea of what kind of volume we should add for Gibraltar business, the specialty business you have acquired, sort of normalized volume in that business is?

 John McConnell - Worthington Industries - Chairman, CEO

 I don't recall what -- I don't believe we have put that out. We certainly expect to -- about 200,000 tons a year, Sal.

 Sal Tharani - Goldman Sachs - Analyst

 Okay. And have you -- the location is still there. You acquired the location itself, is that correct? You're not consolidating over there or anything?

  John McConnell - Worthington Industries - Chairman, CEO

 Well, actually, they had two locations and we consolidated one into both of the remaining facilities that do strip now, Columbus and their location in Cleveland, Ohio.

 George Stoe - Worthington Industries - President, COO

 It's also important to note that we never did acquire the Buffalo facility. That was part of the agreement when we bought the business, that Gibraltar kept the Buffalo physical property.

 Sal Tharani - Goldman Sachs - Analyst

 All right. On Metal Framing, two things. One is, you mentioned the restructuring is halfway through. Should we expect some kind of charge for the next couple of quarters, at least? And then how are you positioned in passing on the costs of the rising price of steel and galvanized steel and so forth?

 John McConnell - Worthington Industries - Chairman, CEO

 The restructuring question, we clearly are continuing to look at different ways we can go to market and continue to take cost out of that business. It's very difficult to tell you there will or won't be a restructuring charge in the future. But we are continuing to work on this business in particular from a cost standpoint. So I wouldn't rule it out but I also can't tell you that there definitely will be one in the next quarter or the quarter following that. George, on the price increases, you can probably go through the number and how we've gone about that.

 George Stoe - Worthington Industries - President, COO

 We've had five price increases over the last six months, Sal, in relationship to the steel prices going up and obviously you get a portion of those each time that you announce an increase. We had another one that's going into effect in April and we have recently announced another price increase for May, staying on top of what's happening and we're getting a percentage of each one of those that we announce as the market moves forward.

 Sal Tharani - Goldman Sachs - Analyst

 Great. Thank you very much.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 Next question comes from Kevin Money, Cleveland Research. Your line is now open.

 Kevin Money - Cleveland Research - Analyst

 Good afternoon.

  John McConnell - Worthington Industries - Chairman, CEO

 Hello.

 Kevin Money - Cleveland Research - Analyst

 Yes, just looking at the rising cost environment, looking out a little bit longer term, are you at all concerned with the rising material cost possibly delaying, pushing out, canceling projects, particularly on the construction side?

 John McConnell - Worthington Industries - Chairman, CEO

 That's a good question. One reaction can be that it actually accelerates things on the near term as people want to try to lock in and get ahead of price. Because we will do things with forward buys and lay down material in advance so it is there and ready as long as we have guarantees that it is taken. So there's that possibility, as well as it could delay some jobs if prices get high enough without question.

 Kevin Money - Cleveland Research - Analyst

 And could you just comment if you are seeing any sort of market share shifts in either of your segments, whether it's from smaller financially strapped competitors having trouble or otherwise?

 John McConnell - Worthington Industries - Chairman, CEO

 I don't think there's been any significant shifts in any of our end markets. I think in steel and cylinders we would look to some modest gains in share, depending on product line in cylinders in particular because they have quite a few and steel clearly with the acquisition of Gibraltar and the strip business, our market share gain. That's such a fragmented business, divided in different ways, that it's difficult to declare a share. But I think we're holding our own to doing beyond the strip business, holding our own and doing well in steel. Dietrich is probably staying about the same, the best we can tell, when the market continues to fall underneath it.

 George Stoe - Worthington Industries - President, COO

 Kevin, there have been a couple smaller players on the Metal Framing side that have gone by the wayside over the last few months, but they had such small portions of the marketplace, I'm not sure that that has a big impact overall.

 Operator

 Our next question comes from Michelle Applebaum, SMI. Your line is now open.

 Michelle Applebaum - SMI - Analyst

 Hi.

 John McConnell - Worthington Industries - Chairman, CEO

 Howdy.

 Michelle Applebaum - SMI - Analyst

 It's supposed to be 80 in Chicago today. I had to tell you the most important thing first.

 John McConnell - Worthington Industries - Chairman, CEO

 There you go.

 Michelle Applebaum - SMI - Analyst

 Okay. A couple of questions. First off, on the pricing trends in the business, I noticed that WSA finally came out today and beat up on the miners and EUROFER has been doing that for the last week about the pricing. So Europe is saying these prices are unsustainable and the only reason I can imagine Europe saying that, because my sense was it hits Europe less than it hits China, so it's a good thing for everyone outside of China because they pay the full fare and everyone else has some integration. The only sense I have talking to people about that as an issue is that they're worried about substitution, that steel prices are going to go up so much that -- because of the iron pricing increases. First of all, what's your view for the year on steel price trends, on the sheet side? And second, do you think substitution is a realistic thing to worry about?

 John McConnell - Worthington Industries - Chairman, CEO

 Our forecast would be for the price to continue to rise, at least over the next three months. And then we'll see how it settles.

 Michelle Applebaum - SMI - Analyst

 John, I can forecast three months. I was asking the year. Can you give me a good outlook for the year?

 John McConnell - Worthington Industries - Chairman, CEO

 You're talking into all of 2011?

 Michelle Applebaum - SMI - Analyst

 No, just 2010. Just the rest of this year.

 John McConnell - Worthington Industries - Chairman, CEO

 The rest of this year. I think that -- okay. Steel prices are going to continue to go up. They may level off towards the first quarter, our first quarter, I'm sorry, so the fourth quarter of the calendar year. There certainly is underneath pressure, as you said on raw materials, that could drive things up further. I don't know how close, it will be some place around 700 would be our forecast looking forward. Substitution as you know, being around this industry forever, has always been a concern and always been a topic. Typically, most things that were available to use in substitution were expensive themselves. So you get into places you need strength and steel is about as versatile a substance as anything out there. George, when you looked at steel price and talked with the purchasing guys, did they have a different view on where it might go?

  George Stoe - Worthington Industries - President, COO

 I think right now, everybody is basically talking about $700 for May and then when you get beyond that I think that people are thinking that the prices, Michelle, are going to probably continue to go up, maybe in the $800 to $850 range and I think beyond that, people don't have much of a crystal ball. I think that the other issue that's still facing the marketplace out there is Thyssen coming on with their capacity. Obviously they're not going to start up with the full 4 million tons that they have, but they will come on into the marketplace with some of that during the second half of the year and that should have some impact on what happens to prices also.

  Michelle Applebaum - SMI - Analyst

 The odd thing is that -- normally if you look back to the LTV restart in the Summer of 2003 it narrowed the domestic premium to an all-time low on the sheet side because normally we have a premium domestically because we're importing and we've got to get it here and that was the impact of that restart and Thyssen is a little bit bigger if they go full force, which LTV did. The odd thing is we're already positioned near an all-time low relative price globally for almost all steel products and I presume that's because demand here has been so much weaker than elsewhere. So do you see that kind of discount relative to global continuing as the US economy picks up?

 John McConnell - Worthington Industries - Chairman, CEO

 It's difficult to say.

 Michelle Applebaum - SMI - Analyst

 Okay.

 John McConnell - Worthington Industries - Chairman, CEO

 Andy, George, anybody have a comment on that?

 George Stoe - Worthington Industries - President, COO

 No, I think that the one difference, I think, Michelle, is we're seeing scrap prices continue to climb every month and that's certainly having some pressure on the marketplace as well.

 Michelle Applebaum - SMI - Analyst

 Okay. Usually you could make money just betting prices would drop from May to June or June to July and I'm sort of starting to wonder about that as well. My other question on the labor side, anything new going on? Any union activity? Anything -- I haven't kept track on Gibraltar. Those weren't union plants that you bought; right?

 George Stoe - Worthington Industries - President, COO

 They were.

 Michelle Applebaum - SMI - Analyst

 They were?

 John McConnell - Worthington Industries - Chairman, CEO

 They were.

 Michelle Applebaum - SMI - Analyst

 Okay. Tell I haven't kept track. Do you have anything new going on in the union side?

 John McConnell - Worthington Industries - Chairman, CEO

 We do not.

 Michelle Applebaum - SMI - Analyst

 There's obviously -- there's nothing there in terms of neutrality when you acquire those facilities that you might get stuck with?

 John McConnell - Worthington Industries - Chairman, CEO

 There is not.

 Michelle Applebaum - SMI - Analyst

 Okay. Great.

 George Stoe - Worthington Industries - President, COO

 They're UAW, both of those were UAW plants, Michelle.

 Michelle Applebaum - SMI - Analyst

 Okay. For the record, I haven't followed the stock for ten years, that's why I didn't know that.

 John McConnell - Worthington Industries - Chairman, CEO

 No problem.

 Michelle Applebaum - SMI - Analyst

 Okay. Thanks.

  John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 John Tumazos from John Tumazos Independent Research your line is open.

  John Tumazos - John Tumazos Very Independent Research - Analyst

 John Tumazos, Very Independent Research. Thank you. I'm very pleased and proud to be a shareholder and just want to commend you for running the Company so well in the worst possible times.

 John McConnell - Worthington Industries - Chairman, CEO

 John, thank you very much.

  John Tumazos - John Tumazos Very Independent Research - Analyst

 Three questions. First, could you review the remaining carrying value and initiatives in the other segment? Second, could you review the remaining goodwill and intangible accounts so we can think about any future tests? And third, could you describe your controls and insight to keep from holding the bag whenever the merry go round stops with rising prices. You know how sometimes the inventory is the sword that goes both ways.

 John McConnell - Worthington Industries - Chairman, CEO

 On the last question, I'm going to give it over to Andy on the other, give him some time to look up some things here and George I'm sure will chime in on this. Cyclically you're right, it's always an interesting time, as prices go up, steel also seems to find its way getting tighter, or feeling tighter anyway. Delivery starts to stretch out a little bit as people peck around, looking for different ways to get material and the next thing you know you have more material than you need. So it is something that George in particular rides very close quarters on everyone's inventory levels. I think in Steel, we're doing a pretty good job of leveling and bringing it back down. Dietrich, the same. I'll let George comment. He's the closest to that.

 George Stoe - Worthington Industries - President, COO

 John, I think that over the last couple years, in particular after we went through some difficult times as you know, we put some -- we think some very strong procedures in place to make sure that we were carefully monitoring the inventory, trying to keep the right kinds of inventory in place and not let ourselves get too far ahead even when the market's going up. Obviously there's a tendency on the part of some of the businesses when prices are rising, wanting to stay ahead of it and buy more as the price is going up and we've just not allowed them to do that. We obviously have a little more inventory inside steel today than we have had but that's as a result of us acquiring the Gibraltar assets. We feel that in the kind of business that we're in, if we can stay and operate somewhere between 60 and 75 days of inventory inside the steel business, we think we're doing very well. We've got to have that much to be able to service the customers the way that we have to, being in that kind of business.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 So 60 to 75 days would be how many tons?

 George Stoe - Worthington Industries - President, COO

 Well, it would be about 220,000 tons.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 And that would include the steel implicit in a finished cylinder or finished piece of Metal Framing or other products?

 George Stoe - Worthington Industries - President, COO

 No, I thought you were just talking about the steel business.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 Oh, no, I'm thinking about the hot rolled sheet product globally and if the hot roll price changes you've got it in every part of your Company. I'm just a shareholder.

 George Stoe - Worthington Industries - President, COO

 I think, obviously, each one of our businesses have different pricing mechanisms that they use. As John mentioned earlier, we've gotten to the point now where most of those agreements are a quarter at a time, so we don't get too far afield from what's happening in the price of steel going forward.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 Andy, I had some questions about the other and the goodwill accounts on the balance sheet.

 Andy Rose - Worthington Industries - VP, CFO

 Yes, your first question, were you looking for the net book value?

 John Tumazos - John Tumazos Very Independent Research - Analyst

 I guess that would be a good phrase, the net book value of the other segment and what initiatives are still in it.

 Andy Rose - Worthington Industries - VP, CFO

 Working on the first question. The second -- well I guess I can answer the segments that are in it, but I'll take your second question first. In terms of the goodwill that's remaining, I think there's about $81 million left. It is almost exclusively in the cylinders business. $81 million of goodwill, about $24 million of intangibles. The intangibles principally composed of customer lists. The goodwill is split amongst four or five -- five or six, actually, different plants, largest of which is our Chilton facility.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 You said Chilton?

 George Stoe - Worthington Industries - President, COO

 That's the Wisconsin facility, John, where we make the small 14 and 16-ounce cylinders we just acquired a few years ago.

 John McConnell - Worthington Industries - Chairman, CEO

 Just to make sure we're all on the same page here, I think your inquiry was about the other segment.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 The other segment and goodwill line of the balance sheet.

 John McConnell - Worthington Industries - Chairman, CEO

 Okay. I'm sorry.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 Thank you.

Operator

 The next question comes from Mark Parr, KeyBanc Capital Markets. Your line is now open.

  Mark Parr - KeyBanc Capital Markets - Analyst

 Thanks very much. Hi, good afternoon.

 John McConnell - Worthington Industries - Chairman, CEO

 Good afternoon, Mark.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Glad you could hear me. I wanted to see if you could provide a little more color on the pickup that you're seeing. Is there any help you could give us as far as volume momentum in terms of what you might expect May quarter, relative to the February quarter and the Steel Processing area?

 John McConnell - Worthington Industries - Chairman, CEO

 Steel Processing, if you looked at our forecast, is forecasted someplace around the 5% volume increase and I'm blending March with the forward forecast on the following two months.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. That would be up 5%, what, year-over-year or relative to the February quarter?

 John McConnell - Worthington Industries - Chairman, CEO

 I'm sorry, I thought you asked me about the previous quarter.

 Mark Parr - KeyBanc Capital Markets - Analyst

 So the 5% would be up from the February quarter then?

 John McConnell - Worthington Industries - Chairman, CEO

 Yes, I think that's a good number to think of.

 George Stoe - Worthington Industries - President, COO

 Mark, one thing, obviously to keep in mind is that we only owned the Gibraltar assets for the month of February and we'll have the full quarter effect of that for our fourth quarter.

 Mark Parr - KeyBanc Capital Markets - Analyst

 That really gets into my second question. Can you talk -- elaborate a little more about your plans for those assets? You've got, what, the position in the pickling joint venture here in Cleveland, along with what is it, three mills there back behind the old steel mill, what is that, Charter now I guess that owns that. Are you planning on keeping those mills there? Are you going to consolidate them into the Columbus operations? Do you have any plans for the pickling joint venture. Could you talk a little more about that? Do you have anything else you could say right now?

 John McConnell - Worthington Industries - Chairman, CEO

 Beyond consolidating the work that was in the Buffalo facility and splitting that between the Cleveland and Columbus facilities, we have no plans between that part of the business. Joint venture, pickling wise, we're really getting acquainted, feel good about the relationship of one that has to mature over time. We have no plans to do anything different in that.

 Mark Parr - KeyBanc Capital Markets - Analyst

 All right. Is there any surprises that you can share? You mentioned that it was accretive in its first month and was that a surprise to you or are there -- is there any way you could help us to get some more color about how much that could contribute to the May quarter?

 John McConnell - Worthington Industries - Chairman, CEO

 It was not really a surprise. I think it is actually probably somewhat as a result of coming out of the transformation efforts we've been in the last two and-a-half years here, one of the best jobs we did in due diligence, one of the best jobs we did, particularly in the integration, which has gone very smoothly and very well. So we feel very good about this acquisition and what it does, particularly in the strip markets. Again, George, and as a matter of fact everybody but me is on the committee that oversees that end integration so I'll let them comment further.

 George Stoe - Worthington Industries - President, COO

 One thing that's important to say is there was not a huge overlap in business that we had between our strip business and theirs and in fact, there were several customers in their portfolio that we were anxious to have now as part of ours and the two most notable members of that are Ford and Honda. We didn't have as huge a position with this as they did. So that's worked out really well for us and as John says, I don't think it was a surprise at all. I think when we did the acquisition we did it with that whole thing in mind, that we would have a very good participation with our strip business going forward.

 John McConnell - Worthington Industries - Chairman, CEO

 And again, maybe not a surprise but I do want to call out the fact that we were very pleased with the people, the way they go about their work, and particularly the sales force is outstanding. Couldn't feel any better. I think a number of things we can learn and apply to the rest of the steel business as well from a result of the acquisition and just feel this is a very good one for us.

  Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. I had another question -- just two other questions on this. First I'll make a comment. We had experienced fairly significant improvements in profitability for the steel industry for the most part between 2003 and 2008. And one of the lone exceptions to that in North America was the strip steel business, which Worthington was a part and Gibraltar was a part and Steel Tech was a part. I'm curious as to what your thoughts are, given this major consolidation. I think one of the reasons there wasn't an improvement in profitability had to do with the lack of consolidation. Do you see the profitability profile for the overall business, or for the overall industry, is improving to a greater extent than the consolidation, do you have any evidence yet that one plus one equals three?

 John McConnell - Worthington Industries - Chairman, CEO

 We certainly think it is helpful that of the three large players, there's now only two. There are other people in this business and as you know when things are slower, everybody's going to scrap for volumes. We clearly have an increase in our margins. We had an increase in our margins prior to the acquisition of Gibraltar that we attribute to what we've done to be more effective and more efficient inside through our transformation efforts and some of that shows up in a rising price environment and some FIFO effects. So I don't think we can point to this and this as a consolidation effort is driving the margins at this point. I would attribute it more to the other two things.

  Mark Parr - KeyBanc Capital Markets - Analyst

 One last question, if I could, John. The formation of new mid and the rolling up of the Steel Technology assets into that joint venture, have you -- has there been any resulting impact on your business as a result of that transaction?

 John McConnell - Worthington Industries - Chairman, CEO

 There has not. Anybody see anything that I haven't here? I don't believe it has. I think Nucor's been very public in the fact that they intend to run it as it was run before.

  Mark Parr - KeyBanc Capital Markets - Analyst

 So it hasn't altered your buy relationship with Nucor in any way?

  John McConnell - Worthington Industries - Chairman, CEO

 It has not.

  Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. Well, that's -- I appreciate that color, John. Thanks very much and congratulations on that acquisition and looking forward to the upcoming quarter.

  John McConnell - Worthington Industries - Chairman, CEO

 Thank you. So are we.

  Andy Rose - Worthington Industries - VP, CFO

 In response, John Tumazos to your question, actually two parts to it. The net book value for the other segment remaining is just over $100 million. And then I think you had also asked what was still contained in that segment. There's really three primary businesses in there. Gerstenslager, which is a metal stamping business, WIBS, which is the former Construction Services segment and Steelpac, which is a steel packaging business.

 Operator

 Tim Hayes, Davenport and Company, your line is open.

 Tim Hayes - Davenport & Company - Analyst

 Good afternoon. Couple of questions, on the Metal Framing, on the pricing, could you quantify how much you've tried to increase prices? Cumulatively. And then how much has stuck?

 John McConnell - Worthington Industries - Chairman, CEO

 George can address that. Go ahead, George.

 George Stoe - Worthington Industries - President, COO

 Tim, we've had a series of 10% price increases over the last six months and I would say that we've gotten anywhere from 3% to 7% out of those number of increases that we've announced.

 Tim Hayes - Davenport & Company - Analyst

 And that's 3% to 7% per --

  George Stoe - Worthington Industries - President, COO

 Correct, correct.

  Tim Hayes - Davenport & Company - Analyst

 So then has the mix deteriorated a lot then in that segment, given that unit revenue has been pretty much flat for the last couple quarters?

  George Stoe - Worthington Industries - President, COO

 Well, I would say to you that the volume certainly is down. I'm not sure what you mean by has the mix deteriorated.

 Tim Hayes - Davenport & Company - Analyst

 Just because the unit pricing -- say in the February quarter was 1164 a ton, two quarters ago it was 1150, that's not much of an increase, given that you've had some price increases stick. Why haven't unit revenues maybe gone up more so?

  George Stoe - Worthington Industries - President, COO

 Well, I would say to you that there is some mix component to that, whether we're selling structural or drywall material, and if you recall, we also have now, are in the process of launching this new product line we have, ProSTUD, which is flat steel and that is not in all locations yet. The price of that is a little bit higher than what Ultra Steel was in the past.

  Tim Hayes - Davenport & Company - Analyst

 Okay. And then for that segment, in terms of unit material costs from Metal Framing, in the February quarter it seemed to jump up a little bit more than we expected, given what steel prices were doing. Is there a -- was there any kind of shift between those two quarters, from the November to the February quarter, in terms of the kinds of grades of steel you were buying for Metal Framing?

 George Stoe - Worthington Industries - President, COO

 Well, obviously we have two grades of material we try to buy for that business, regular primary material, galvanized material and then also compliant secondary material and we're always trying to maximize the amount of compliant secondary that we're able to buy and move through that operation. It's a cost savings measure for us.

  Tim Hayes - Davenport & Company - Analyst

 Sure.

 John McConnell - Worthington Industries - Chairman, CEO

 Tim, this is John. Let me -- on your first question on the aggregate yield of price, one of the things that we won't have an answer for you today, but keep in mind, this is a very local business. So each region is going to yield something different in price and then it depends on the mix of which region sells the most on how you aggregate that. When you look at an average price it may be misleading. But we would have to dig into that segment of the price increases and understand the volumes underneath each one. But that may help explain what appears to be kind of an aberration.

 Tim Hayes - Davenport & Company - Analyst

 Sure. Just to go back to the unit material cost, could there have been a larger share of the secondary material purchased in November and less so in February? Is that -- would that explain it or is that just sort of a -- maybe that occurred?

 John McConnell - Worthington Industries - Chairman, CEO

 I don't know off the top of my head, Tim, exactly which that is, but that's certainly a possibility. We're always trying to maximize the amount of compliant secondary that we buy and it can come down to sometimes a matter of just what's available from the mills.

  Tim Hayes - Davenport & Company - Analyst

 Right. Okay. My last question, on the -- there was $3.1 million of SG&A impact from acquisitions. Is that all in Steel Processing or where did that hit or is some of that in corporate? Just want to make sure I get that in the right spot.

 Andy Rose - Worthington Industries - VP, CFO

 Some of it is actually from cylinders. It's actually the increase in SG&A attributable to the Gibraltar acquisition and then SDI and Piper. So I don't know if we have the exact breakdown. We're looking at it. So 1.7 in cylinders and the balance would be steel.

  Tim Hayes - Davenport & Company - Analyst

 Good. Okay. Thank you. That helps.

Operator

 Richard Garchitorena, Credit Suisse, your line is now open.

  Richard Garchitorena - Credit Suisse - Analyst

 Thanks. Hi. Actually, my questions -- first question is related to the earlier one in terms of the SG&A breakdown. The BernzOmatic SG&A charge, that's also primarily in Pressure Cylinders.

 John McConnell - Worthington Industries - Chairman, CEO

 Yes.

  Richard Garchitorena - Credit Suisse - Analyst

 Okay. Great. Then just turning to the business, in Steel Processing you mentioned that lower realized price somewhat impacted by fixed contracts, is that primarily related to your auto customers?

  John McConnell - Worthington Industries - Chairman, CEO

 Could you repeat the question? I'm not sure I followed.

  Richard Garchitorena - Credit Suisse - Analyst

 The change in the realized price somewhat impacted by fixed contract pricing that was in place, is that related to the auto customers that you have? And also, what's the current mix I guess that comes from autos at this point? I think last quarter it was 50%.

 George Stoe - Worthington Industries - President, COO

 About the same, Richard.

  Richard Garchitorena - Credit Suisse - Analyst

 Okay. And then finally, on the order books, could you talk about basically how far out you're going in terms of -- are you into the May month at this point or -- ?

  John McConnell - Worthington Industries - Chairman, CEO

 Yes, but I would -- where are we here? March, April, May, yes, we definitely have some orders on the book for May and I suspect some for June.

  George Stoe - Worthington Industries - President, COO

 Some of the mills, Richard, are now full for May and are taking June business. There is still some of the mills that have May lead times available.

  Richard Garchitorena - Credit Suisse - Analyst

 Great. Thanks.

 Operator

 Next question comes from Chuck Bradford, Affiliated Research Group. Your line is now open.

  Chuck Bradford - Affiliated Research Group - Analyst

 Good afternoon. Got a couple questions. First of all, on Spartan, have you had any difficulties getting either light gauge hot rolled or cold rolled feed stock?

 John McConnell - Worthington Industries - Chairman, CEO

 I am not sure the answer to that. We've had different supply issues, mainly delivery problems, with Severstal kind of across the board and I'm sure it's impacted Spartan as well even though they are a 50% owner of it. So my guess would be we have had some problems but I'm going to have to ask George to clarify that.

 George Stoe - Worthington Industries - President, COO

 Charles, I think that Spartan is one of the few facilities that has not been running at capacity, so we've been able to get enough material to meet the needs that we have in the orders that are available.

 Chuck Bradford - Affiliated Research Group - Analyst

 In the area of delivery scheduling and timing and what have you, there have been a lot of horror stories out there about a number of people, not just Severstal, but other major integrated companies falling behind on their deliveries. First of all, did you experience that? And secondly, have they caught up?

  John McConnell - Worthington Industries - Chairman, CEO

 Certainly we had some problems with mills other than the one that you mentioned, not to the extent I think, but we meet with them on a regular basis and the people that we have had the other challenges with have assured us that they are going to be caught up by the May time frame and we believe that to be true.

 Chuck Bradford - Affiliated Research Group - Analyst

 If they do catch up, would you end up with more inventory than you may like?

 John McConnell - Worthington Industries - Chairman, CEO

 No. But we certainly intend not to.

 Chuck Bradford - Affiliated Research Group - Analyst

 In regards to the Nucor JV with Steel Tech, is there any risk, do you think, that in a really tight market that they may favor their own JV at the expense of maybe people like yourselves as far as supplies?

 John McConnell - Worthington Industries - Chairman, CEO

 Well there's certainly a human element to all that and you would think that might be the case, but I can tell you they have been very clear that they will not do that, and so I will certainly take the leadership at Nucor at their word for the moment and assume that will be the case.

  Chuck Bradford - Affiliated Research Group - Analyst

 You probably heard about the comments that Keith Busse made at the steel business briefing conference about the additional business he has picked up.

 John McConnell - Worthington Industries - Chairman, CEO

 Did he say that?

 Chuck Bradford - Affiliated Research Group - Analyst

 Yes. That his orders have picked up very nicely. But that's neither here nor there. Thank you very much.

  John McConnell - Worthington Industries - Chairman, CEO

 Thank you, Chuck.

Operator

 Our next question comes from Leo Larkin, Standard and Poor's. Your line is now open.

 Leo Larkin - Standard and Poor's - Analyst

 Good afternoon. Two questions. Could you give us any guidance for CapEx and DD&A in fiscal 2011, the first question.

  Andy Rose - Worthington Industries - VP, CFO

 I would estimate that CapEx in 2011 would probably be similar to 2010.

 Leo Larkin - Standard and Poor's - Analyst

 Okay. Could you remind us what that will be?

 Andy Rose - Worthington Industries - VP, CFO

 Yes, it's in the $30 million to $35 million range.

 Leo Larkin - Standard and Poor's - Analyst

 Okay. And DD -- depreciation?

 Andy Rose - Worthington Industries - VP, CFO

 Depreciation in -- I think our depreciation number is about $60 million. That should remain pretty consistent.

 Leo Larkin - Standard and Poor's - Analyst

 The other thing, those notes that you have the short-term notes, is there any expectation that you would fund that out further?

 Andy Rose - Worthington Industries - VP, CFO

 Short-term notes.

 Leo Larkin - Standard and Poor's - Analyst

 I know your short-term debt has gone up a bit and there's some notes payable.

 Andy Rose - Worthington Industries - VP, CFO

 Well, our -- yes, our capital structure in terms of the floating rate debt, we have a trade receivable securitization which is off balance sheet and which capacity on that's $100 million. It's close to being fully funded right now and then we have a $435 million revolver of which we have about $120 million on right now. And so is your question would we expand that or would we --

 Leo Larkin - Standard and Poor's - Analyst

 No, do you have notes in those payable on your most recent balance sheet, I'm wondering if you might fund that out longer term.

  Andy Rose - Worthington Industries - VP, CFO

 Yes, that is a distinct possibility. We did have some long-term debt on our balance sheet that we paid off in June, $100 million note. I would expect that in anticipation of economic recovery, that we would, and we continue to look at the appropriate timing to potentially add longer term debt to our balance sheet, yes.

  Leo Larkin - Standard and Poor's - Analyst

 Okay. Thank you.

Operator

 Our next question comes from Michelle Applebaum, SMI. Your line is now open.

  Michelle Applebaum - SMI - Analyst

 Hi. Thanks for letting me do a follow-up. I was curious to know about Mexico. I noticed that there's been some stuff about [Turnuim] potentially reviving their plan to build that mill in Monterey and I saw that what they've said is -- they haven't announced anything yet, but they had a meeting with Calderon and said they're going to put $1 billion in cold roll and galvanized. So it sounds like they're going to put the finishing end in first, I would guess, which would mean that that might compete for hot roll in that local market. I'm just wondering what's happening in terms of availability in that -- in Mexico right now, in terms of flat roll, and are we going to see -- that market's picking up as well. Are we going to see opportunities for you to grow there?

  George Stoe - Worthington Industries - President, COO

 Obviously, Michelle, -- this is George -- Turnium is an important supplier to our JV down there and the fact that we just opened a new facility in Monterey last year that between us and Severstal, we obviously believe that there are going to be great growth opportunities down there. The only color I can give you to that is that I was down there a few weeks ago for a Board meeting and there was a fair amount of discussion and talk about Turnium having some concerns about Nucor alliance with Mitsui and their position in Mexico and we'll have to wait and see what all that means.

  Michelle Applebaum - SMI - Analyst

 Do you think there's going to be any capacity of steel making -- increases of steel making capacity there, or is it premature?

  George Stoe - Worthington Industries - President, COO

 I honestly just don't know. You hear all the rumors, probably the same ones that you hear, that there are some plans that people are looking at. But whether those will materialize or not I'm not sure.

 Michelle Applebaum - SMI - Analyst

 Okay. Cool. Thanks.

  George Stoe - Worthington Industries - President, COO

 Thank you.

Operator

 Our last question comes from Luke Folta, Longbow Research. Your line is now open.

 Luke Folta - Longbow Research - Analyst

 Thanks again. Just a couple quick follow-ups. Firstly, just within your Steel Processing business, with the price increases that we could expect to see flow through over the next quarter or two, is there any reason why you don't think we would be able to get back to that kind of $30 per ton EBIT range? Secondly, within automotive, just looking at buying patterns, do you think we've kind of levelled off here or do you still see some acceleration there? Thanks a lot.

 George Stoe - Worthington Industries - President, COO

 I'll answer the last question, Luke. I certainly think that we have seen some leveling off, even though some of the sales are still going up. Chrysler's reports were down a little bit. Ford obviously is still very strong. Toyota, which we don't participate much with, at least on a direct basis, their sales are up based upon their incentives that they're offering. The answer -- the simple answer to your question is we don't see any continued long-term acceleration. I think that most of the numbers we see are 11 million to 12 million cars for the year and we think that's a reasonably good number.

  John McConnell - Worthington Industries - Chairman, CEO

 On the spread question, we normally don't think of spreads at the EBIT range, at least I don't, but material cost is such a large component of what comes out the bottom that it could certainly get wagged around. If you're looking at that on a neutral basis, we would say that that will -- has plenty of room to continue to increase incrementally as we continue to improve the business. I don't know if that's helpful or answers your question, but that's about as good as I can do.

  Luke Folta - Longbow Research - Analyst

 That helps. Thank you very much.

  John McConnell - Worthington Industries - Chairman, CEO

 Are there any other questions? No. Thank you all very much for joining us on the call today. As I said in the beginning, we felt our quarter overall was good. It is our most difficult quarter and we are looking forward to continuing the incremental gains that we've shown for the past nine months as we go into the fourth quarter here. So we look forward to talking to you again following the completion of our fiscal year. Thank you very much.

Operator

 That concludes today's conference. Thank you for participating. You may disconnect at this time.

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